Exhibit 10.2
ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement (this “Agreement”) is made as of December 9, 2008 (the “Effective Date”), by and among Delta Design Singapore PTE. LTD., formed pursuant to the laws of the Republic of Singapore (“Buyer”), on the one hand, and Dover German Intra-Group Service GmbH, a limited liability company formed pursuant to the laws of the Federal Republic of Germany (“German Seller”), Delaware Capital Formation, Inc., a Delaware corporation (“US Seller”), Dover Global Trading PTE. LTD., formed pursuant to the laws of the Republic of Singapore (the “Company”) and Dover Electronic Technologies, Inc., a Delaware corporation (“Parent”) on the other hand. Each of German Seller, US Seller, the Company and Parent is sometimes referred to herein individually as “Seller” and collectively as “Sellers”. Buyer and Sellers are sometimes individually referred to herein as a “Party” and collectively as “Parties.”
RECITALS
     WHEREAS, the Company is engaged in, and the Assets (as defined herein) to be purchased from the Company pursuant to this Agreement are used in, the business of the manufacture, sale and service of gravity-fed and in-strip semiconductor test handlers and related products as conducted by a division of the Company under the name “Rasco” and variants thereof, including, but not limited to, “Rasco Automation Asia” (the “Business”);
     WHEREAS, Buyer desires to purchase the Assets and assume the Assumed Liabilities (as defined herein) of the Business, as more particularly described herein, and such transaction shall be consummated concurrent with the closing of the Share Purchase Agreement (as defined below);
     WHEREAS, German Seller is the sole shareholder of Rasco GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (the “German Company”) and US Seller is the sole shareholder of Rosenheim Automation Systems Corporation, a California corporation (“US Company”); and
     WHEREAS, concurrent with the execution of this Agreement, Buyer desires to purchase and Sellers desire to sell all the outstanding shares of capital stock of the US Company and the German Company pursuant to that certain Share Purchase and Transfer Agreement dated as of December 5, 2008 (the “Share Purchase Agreement”).
     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING THE PARTIES HEREBY AGREE AS FOLLOWS:
AGREEMENT
     The parties, intending to be legally bound, agree as follows:
1. DEFINITIONS
     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1, and any terms not defined herein shall have the meanings specified in the Share Purchase Agreement:

     “Agreement”— as defined in the initial paragraph of this Agreement.
     “AP Disclosure Schedule” — the AP Disclosure Schedule delivered by Company to Buyer concurrently with the execution and delivery of this Agreement.
     “Applicable Contract” — any Contract relating to the Business or Assets (a) under which the Company has or may acquire any rights or (b) under which the Company, or any Assets owned by it (or used by it pursuant to a written agreement) may become subject or bound to any obligation or liability.
     “Assets” — as defined in Section 2.1.
     “Asset Closing Documents”— as defined in Section 4.2.
     “Assumed Liabilities” — as defined in Section 2.5.
     “Best Efforts” — the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.
     “Breach” — a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, as the case may be.
     “Business” — as defined in the Recitals of this Agreement.
     “Buyer” — as defined in the initial paragraph of this Agreement.
     “Closing” — as defined in Section 2.7.
     “Closing Date” — as defined in Section 2.7.
     “Company” — as defined in the initial paragraph of this Agreement.
     “Company Proprietary Rights” — any Proprietary Rights owned by or licensed to the Company and relating to the Business or otherwise used in the Business.
     “Consent” — any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
     “Contemplated Transactions” — all of the transactions contemplated by this Agreement and the Share Purchase Agreement, including, but not limited to:
          (a) the sale and transfer of the US Shares, the German Shares and the Assets by US Seller, German Seller and Company, respectively, to Buyer;

          (b) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement and the Share Purchase Agreement;
          (c) the execution and delivery of employment agreements with the managing directors as well as certain key employees of the Acquired Companies (as defined in the Share Purchase Agreement);
          (d) Buyer’s acquisition and ownership of the Shares and Assets;
          (e) the execution and delivery of the Transition Services Agreement;
          (f) the execution and delivery of the Turret Patent License; and
          (g) the execution and delivery of the Assumption of Liabilities Agreement.
     “German Seller” — as defined in the Recitals of this Agreement.
     “Interim Balance Sheet” — an unaudited combined balance sheet of US Company, German Company and the Business as at August 31, 2008.
     “Knowledge” — an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter; and Sellers and the Company shall be deemed to have “Knowledge” of a particular fact or other matter if any of the following individuals has, or at any time had, Knowledge of such fact or other matter: Peter J. Marshall, Mark E. Miller, Alex Waldauf, Sabine Loferer, Bernhard Feil, Christian Hellmuth, Alfred Langer, David R. Van Loan, Christian Klimm, Roman Steiger and John Hartner.
     “Material Adverse Effect” — shall have the meaning ascribed to the term in the Share Purchase Agreement but only with respect to the Business.
     “MCE Employees” — as defined in Section 5.2.
     “Non MCE Employees” — as defined in Section 5.2.
     “Notice of Termination” — as defined in Section 5.2.
     “Notice of Transfer” — as defined in Section 5.2.
     “Offer of Employment” — as defined in Section 5.2.
     “Ordinary Course of Business” — an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:
          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of normal operations of such Person; and

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.
     “Properties” — the leasehold properties, details of which are set out in Section 3.3 of the AP Disclosure Schedule.
     “Purchase Price” — as defined in Section 2.3.
     “Related Person” — with respect to a particular individual:
          (a) each other member of such individual’s Family (as defined below);
          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;
          (c) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest (defined below); and
          (d) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a like capacity).
     With respect to a specified Person other than an individual:
          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
          (b) any Person that holds a Material Interest in such specified Person;
          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a like capacity);
          (d) any Person in which such specified Person holds a Material Interest;
          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
          (f) any Related Person of any individual described in clause (b) or (c).
For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any parent, step-parent, sibling, child or step-child of such individual, (iv) mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such individual, and (v) any other relative who is sharing a household with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 50% plus one vote of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% plus one vote of the outstanding equity securities or equity interests in a Person, except in the case of a reference to any of the Sellers, in respect to each of which Material Interest shall mean direct or indirect beneficial ownership of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.
     “Retained Liabilities” — as defined in Section 2.6.
     “Seller” — as defined in the initial paragraph of this Agreement.
     “Share Purchase Agreement” — as defined in the Recitals of this Agreement.
     “Subsidiary” — with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.
     “Tax” — any and all current taxes and tax-related ancillary obligations under the laws of any jurisdiction, and any levy and any other charge including, but not limited to, all forms of taxation, duties, levies, imposts and social security charges, whether direct or indirect including, without limitation, corporate income tax, trade tax, real estate transfer tax, payroll taxes, wage withholding tax, national social security contributions and employee social security contributions, value added tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local law or regulation and which may be due directly or by virtue of joint and several liability in any relevant jurisdiction; together with any interest, penalties, surcharges or fines relating thereto, due, payable, levied, imposed upon or owed in any relevant jurisdiction; no matter how they are levied or determined.
     “US Seller” — as defined in the initial paragraph of this Agreement.
2. PURCHASE PRICE AND TRANSFER OF ASSETS AND LIABILITIES
     2.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall purchase from the Company, and the Company shall sell, transfer, novate, assign, convey and deliver to Buyer, all of Company’s right, title and interest in and to the assets of the Business, including, without limitation, all of the assets, properties, rights, goodwill, contracts and claims of or associated with the operation of the Business, wherever located, whether tangible or intangible, real or personal, known or unknown, actual or contingent, as the same shall exist as of the Closing (such rights, title and interest in and to all such assets, properties, rights, contracts and claims, being collectively referred to herein as, the “Assets”). All right, title and interest to the Assets shall pass to Buyer upon deposit of the Purchase Price (as defined below) in the accounts of Sellers at Closing.

     2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of the Company (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:
          (a) all cash in the bank accounts of the Company on the Closing Date including outstanding checks and deposits presented to the applicable depositing bank but not cleared, provided that any such outstanding check or deposit does in the ultimate clear;
          (b) any Company intercompany accounts receivable due from Related Persons for cross charges, advances or notes receivable, and current income Taxes receivable; and
          (c) all assets of the Company other than those used in or associated with the Business.
     2.3 Purchase Price. Purchase Price shall be as specified in the Share Purchase Agreement and allocated in accordance with Section 3.3 thereof. After the Closing, the parties shall make consistent use of the allocation specified in Section 3.3 of the Share Purchase Agreement for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare and deliver IRS Form 8594 to Seller within ninety (90) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor the Sellers shall contend or represent that such allocation is not a correct allocation.
     2.4 Certain Provisions Relating to the Purchased Assets.
          (a) To the extent that a contract, permit or other asset which would otherwise be included within the definition of “Assets,” or any claim, right or benefit arising thereunder or resulting therefrom (each an “Interest” and collectively the “Interests”), is not capable of being sold, novated, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party thereto, or any third person (including a Governmental Body), and such approval, consent or waiver has not been obtained prior to the Closing, or if such sale, novation, assignment, transfer or conveyance or attempted sale, novation, assignment, transfer or conveyance would constitute a Breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute a sale, novation, assignment, transfer or conveyance thereof, or an attempted sale, novation, assignment, transfer or conveyance thereof.
          (b) Sellers and Buyer shall use their Best Efforts and shall cooperate to obtain all approvals, consents or waivers necessary to convey to Buyer each Interest as of the Closing. The failure to obtain any approval, consent or waiver necessary to convey any Interest to Buyer shall not affect the obligations of the parties to close hereunder. Subsequent to the Closing, Sellers, as applicable, shall execute and deliver any other instruments and take any actions, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby. In addition, with respect to Material Contracts, Sellers (as applicable) and Buyer shall at Buyer’s sole discretion enter into mutually agreeable subcontracting or similar arrangements covering the period between Closing and the date on which Sellers obtain the applicable third party’s (including, a Governmental Body) approval, consent, novation or waiver necessary to convey such Material Contract.
     2.5 Assumed Liabilities. Effective as of the Closing Date, Buyer shall assume and agree to discharge all liabilities of the Company associated with the Business (the “Assumed Liabilities”) with the exception of the Retained Liabilities as defined in Section 2.6.
     2.6 Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the Company. “Retained Liabilities” shall mean the following liabilities of the Company:
          (a) all corporate income taxes, trade taxes, dividend withholding taxes or any similar such taxes and any interest, penalties, surcharges or fines relating thereto (i) payable, accrued or that become payable or are incurred by the Company relating to periods prior to the Closing Date or (ii) assessed against the Company or Buyer as a result of the Contemplated Transactions or (iii) that result from activities or actions of the Sellers, Buyer or the Company following the Closing Date as a result of the Contemplated Transactions;
          (b) any liability under any Contract assumed by Buyer that arises after the Closing Date but that arises out of or relates to any Breach that occurred prior to the Closing Date, provided Sellers or the Company had Knowledge as of the Closing Date;
          (c) any liability under any Contract relating to Seller’s credit facilities or any security interest related thereto;
          (d) any liability accrued and payable prior to Closing under the Company’s Plans (as defined in the Share Purchase Agreement) in respect to Company’s employees or former employees or both;
          (e) any liability accrued and payable prior to Closing under any agreement with any employee of Company or any of its Related Persons in respect to employment, severance, retention or termination;
          (f) any liability arising out of or relating to any employee grievance existing and known by the Company prior to Closing;
          (g) any liability of Company to any shareholder or Related Person of Company or any shareholder;
          (h) any liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Company (other than in respect to reimbursement of business-related expenses of general employees or agents of Business accrued in Ordinary Course of Business);
          (i) any liability to distribute to any of Company’s shareholders or otherwise apply all or any part of the consideration received hereunder;
          (j) any liability arising out of any Proceeding pending as of the Closing Date;

          (k) any liability arising out of any Proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date, provided Sellers or the Company had Knowledge of such occurrence or event as of the Closing Date;
          (l) any liability arising out of or resulting from Company’s noncompliance prior to Closing with any Legal Requirement or Order of any Governmental Body, provided Sellers or the Company had Knowledge of such noncompliance as of the Closing Date;
          (m) any liability of Company under this Agreement or any other document executed in connection with the Contemplated Transactions; and
          (n) any liability of Company based upon Company’s acts or omissions occurring after the Closing Date.
     2.7 Closing. The closing of the purchase, sale and transfer of the Assets and assumption of the Assumed Liabilities (the “Closing”) provided for in this Agreement shall take place at the time and place of the “Closing” (as defined in the Share Purchase Agreement) or such other time as may be mutually agreed by Buyer and Sellers (the “Closing Date”).
     2.8 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement and the Share Purchase Agreement, at the Closing:
          (a) The Company shall deliver to Buyer:
               (i) assignment, novation or such other appropriate document or instrument of transfer as the case may require of all of the Assets that are intangible personal property in a form acceptable to Buyer and its counsel, executed by the Company;
               (ii) for each interest in real property a recordable warranty deed, an assignment and assumption of lease or such other appropriate document or instrument of transfer, as the case may require, each in a form acceptable to Buyer and its counsel and executed by the Company;
               (iii) assignments of all Company Proprietary Rights relating to the Business each in a form acceptable to Buyer and its counsel and executed by the Company;
               (iv) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in a form acceptable to Buyer and its legal counsel executed by the Company;
               (v) appropriate evidence of the consent of the necessary third parties and/or Governmental Bodies to the transfer, novation or assignment to Buyer of the all assumed contracts and permits not identified as Excluded Assets or Retained Liabilities, each in a form acceptable to Buyer and its counsel executed by the Company; and
               (vi) a certificate of the Secretary of the Company certifying and attaching all requisite resolutions or actions of the Company’s board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of this Agreement and certifying to the incumbency and signatures of the officers of the Company executing this Agreement and any other document relating to this Agreement.
          (b) Buyer shall deliver to Company:
               (i) The Purchase Price, as contemplated by the Share Purchase Agreement;
               (ii) a certificate executed by the chief executive officer or chief financial officer of Buyer with a statement that the Buyer’s representations and warranties in this Agreement are true and correct as of the Closing Date and that each of Buyer’s covenants and obligations under this Agreement have been complied with or performed in all material respects as of the Closing Date; and
               (iii) a certificate executed by the Secretary of Buyer certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to this Agreement.
3. REPRESENTATIONS AND WARRANTIES OF SELLERS
     Sellers jointly and severally represent and warrant to Buyer that the following statements are true and correct:
     3.1 Organization and Good Standing.
          (a) Section 3.1(a) of the AP Disclosure Schedule contains a complete and accurate list of the Company, and any direct or indirect Subsidiary of the Company, its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each).
          (b) The Company is a corporation or other juristic business entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations. The Company exists in a legally valid manner as a private limited company, continues to exist and is entitled to carry on its business in its current form. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where failure to be so qualified or to attain such standing could not reasonably be expected to have a Material Adverse Effect on the Company.
          (c) Annex 3.1(c) contains true and correct copies of the Company’s Organizational Documents, as are currently in effect.

          (d) No insolvency proceedings have been initiated against the Company and there are no present circumstances which would justify the initiation of such proceedings. The Company has not entered into any moratorium agreement or similar agreement with its creditors, has stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent in any jurisdiction. The Company’s assets have not been seized or confiscated by or on behalf of any third party, and there are no foreclosure, forfeiture, execution or enforcement proceedings pending or threatened, with respect to the Company or its Assets. There are no facts or events which may reasonably be expected to result in any proceedings or other events as referred to in this Section 3.1(d) including, but not limited to, the following:
               (i) No order has been made, nor any petition or other application been presented, or resolution passed or meeting convened for the winding-up, judicial management, administration or receivership of the Company, nor are there any grounds on which any person would be entitled to have the Company wound up or placed under judicial management, administration or receivership, nor has any person threatened to present such a petition or convened or threatened to convene a meeting of the Company to consider a resolution to wind up the Company or any other resolutions, nor has any such step been taken in relation to the Company under the law relating to insolvency or the relief of debtors.
               (ii) No receiver, judicial manager or any other person in similar capacity (including, where relevant, an administrative receiver and manager) has been appointed over the whole or any part of any of the property, assets and/or undertaking of the Company and the Company is not aware of any grounds on which a petition or an application could be based for the appointment of such a receiver.
               (iii) No composition in satisfaction of the debts of the Company, or scheme of arrangement of its affairs or compromise or arrangement between it and its respective creditors and/or members, has been proposed, sanctioned or approved.
               (iv) No distress, distraint, charging order, garnishee order, execution or any other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.
               (v) No material event has occurred causing, or which upon intervention or notice by any third party may cause, any floating charge created by the Company to crystallise or any charge created by it to become enforceable, nor has any such crystallisation occurred or is such enforcement in process
               (vi) No events or circumstances analogous to any of those referred to in paragraphs (i) to (v) above have occurred, subsist or are contemplated in any jurisdiction.
     3.2 Authority.
          (a) To the extent necessary under Legal Requirements and the Organizational Documents of the Company, the Asset Closing Documents have been authorized by the board of directors of the Company and, if necessary, the shareholders of the Company. Upon the execution of the Asset Closing Documents and the Closing Documents, the Asset Closing Documents will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution of the Asset Closing Documents by the Company and the performance of the Contemplated Transactions do not conflict with any provision of the Organizational Documents of the Company. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Asset Closing Documents, and to perform its obligations under such Asset Closing Documents, including without limitation to own, hold, sell and transfer the Assets.
          (b) Except as set forth in Section 3.2(b) of the AP Disclosure Schedule, neither the execution of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;
               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;
               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;
               (iv) cause any of the Assets to become subject to, or to become liable for the payment of, any Tax;
               (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or
               (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.
          (c) Except as set forth in Section 3.2(c) of the AP Disclosure Schedule, the execution and performance by the Company of this Agreement and the consummation of the Contemplated Transactions do not require any consent or waiver by, or filing with, any Governmental Body and do not violate any applicable law or decision of any court, Governmental Body or arbitrator binding on the Company.
          (d) Except as set forth in Section 3.2(d) of the AP Disclosure Schedule, the Company will not be required to give any notice to or obtain any Consent from any Person in connection with the execution of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3 Title to Properties; Encumbrances.
          (a) The AP Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests in real property owned by the Company and used in or associated with the Business. The Company has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Interim Balance Sheet associated with the Business (except for assets held under capitalized leases disclosed or not required to be disclosed in Section 3.3 of the AP Disclosure Schedule, retentions of title agreement in the Ordinary Course of Business and personal property sold in the Ordinary Course of Business since the date of the Interim Balance Sheet and associated with the Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Interim Balance Sheet and associated with the Business (except for personal property acquired and sold since the date of the Interim Balance Sheet and associated with the Business in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments, and other than those assets purchased or properties acquired in the Ordinary Course of Business) are listed in Section 3.3 of the AP Disclosure Schedule. All Material properties and assets reflected in the Interim Balance Sheet that are associated with the Business are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests associated with the Business shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets associated with the Business after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. The Company holds no fee interests in real property that are included among the Assets.
          (b) Except as set forth at Section 3.3 of the AP Disclosure Schedule:
               (i) The Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any leases (which expression in this paragraph (a) includes underleases) under which the Properties are held in all material respects and the last demand (or receipts for rent if issued) were unqualified, and all the leases are valid and in full force.

               (ii) All licenses, consents and approvals required from the landlords and any superior landlords under any leases of the Properties have been obtained, and the covenants on the part of the tenant contained in the licenses, consents and approvals have been duly performed and observed.
               (iii) There are no rent reviews under the leases of the Properties held by the Company in progress.
               (iv) No obligation necessary to comply with any notice or other requirement given by the landlord under any leases of the Properties is outstanding and unobserved and unperformed.
               (v) There is no material obligation to reinstate the Properties by removing or dismantling any alteration made to it by the Company or any predecessor in title to the Company.
               (vi) The Company does not own the lease to any property which has a term exceeding three (3) years.
               (vii) There are no claims by the landlord or any third party against the Company for rent arrears, reinstatement costs and such other costs and expenses which may be payable in connection with the Company’s lease of any of the leased Properties.
     3.4 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Company.
     3.5 Disclosure. No representation or warranty of Sellers or Company in this Agreement and no statement in the AP Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
4. REPRESENTATIONS AND WARRANTIES OF BUYER
     The Buyer represents and warrants to the Company that the following statements are true and correct:
     4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Republic of Singapore.
     4.2 Authority; No Conflict.
          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution of this Agreement and the necessary agreements and documentation related hereto in connection with Closing (the “Asset Closing Documents”) this Agreement will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Asset Closing Documents and to perform its obligations hereunder and thereunder.
          (b) Except as set forth in Section 4.2 of Buyer’s AP Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
               (i) any provision of Buyer’s Organizational Documents;
               (ii) any resolution adopted by the board of directors or the shareholders of Buyer; or
               (iii) any Legal Requirement or Order to which Buyer may be subject.
Except as set forth in Section 4.2 of Buyer’s AP Disclosure Schedule, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
     4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s Knowledge, no such Proceeding has been Threatened.
5. CERTAIN COVENANTS AND OTHER AGREEMENTS
     5.1 Share Purchase Agreement Covenants and Agreements. The covenants and other agreements as set forth in Section 6 of the Share Purchase Agreement shall apply to the Buyer and the Company in all respects as if the Company hereunder were an “Acquired Company”, a “Party” and a “Seller”, and the Buyer hereunder were the “Buyer” as defined in the Share Purchase Agreement.
     5.2 Transfer of Employees. As of Closing or as soon as practicable following the Closing, the Company shall provide certain employees of the Company in managerial, confidential and executive positions (the “MCE Employees”) with an appropriate notice of termination of employment in connection with the sale of the Assets (the “Notice of Termination”), and simultaneously with the Company providing the Notice of Termination, the Buyer shall provide certain MCE Employees with an appropriate offer of employment (the “Offer of Employment”). The Notice of Termination shall be in a form reasonably acceptable to Buyer. Further, as of Closing or as soon as practicable following the Closing, the Company shall provide certain employees of the Company other than the MCE Employees (the “Non-MCE Employees”) with an appropriate notice of transfer to the Buyer in connection with the sale of the Assets (the “Notice of Transfer”). The Notice of Transfer shall be in a form reasonably acceptable to Buyer.
     5.3 Expenses; Termination Fees. All fees and expenses incurred in connection with this Agreement shall be paid pursuant to Section 9.1 of the Share Purchase Agreement.

6. INDEMNIFICATION; REMEDIES
     Section 6 “Indemnification; Remedies” of this Agreement hereby incorporates by reference Section 8 (Indemnification; Remedies) of the Share Purchase Agreement, which Section 8 shall apply with full force and effect as if the “Company” hereunder was a “Seller” in the Share Purchase Agreement and the “Buyer” hereunder was a “Buyer” in the Share Purchase Agreement. Any claim for damages under this Agreement shall be treated as a claim under the Share Purchase Agreement.
7. GENERAL PROVISIONS
     7.1 Confidential Information. Unless mutually agreed in writing, Buyer and Sellers each shall hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law, all confidential information concerning any other party hereto furnished by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) available to such party on a non-confidential basis prior to its disclosure by such other party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by such party), and no party shall release or disclose such information to any other person, except to its auditors, attorneys, financial advisors, bankers, and other consultants and advisors who shall be advised of the provisions of this Section 7.1. Notwithstanding the foregoing, Buyer and Sellers may disclose confidential information to (i) their respective officers, directors, employees, agents and Representatives who have a need to know such information in furtherance of the transactions contemplated by this Agreement and any ancillary agreements, and (ii) any third party that executes a confidentiality agreement to keep all such information confidential to the same extent as provided in this Section 7.1. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by any other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. Buyer and Sellers hereby expressly agree that the Purchase Price shall be considered confidential information as contemplated by this Section 9.1.
     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.
     7.2 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

If to Buyer, addressed to:
Cohu, Inc.
12367 Crosthwaite Circle
Poway, California 92064
Attn: Jeffrey D. Jones
Fax: (858) 848-8185
With a copy to:
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121
Attn: Matthew Leivo
Fax: (858) 638-5162
If to the Company, addressed to:
C/O Dover Electronic Technologies, Inc.
17542 East 17th Street, Suite 470
Tustin, California 92780
Attn: Peter Marshall
Fax: (714) 731-7862
With a copy to:
Wilson Hart Law Firm
415 North El Camino Real, Suite B
San Clemente, California 92672
Attn: Wilson Hart
Facsimile: (949) 481-8536
     7.3 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties exclusively in the courts of the Republic of Singapore, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     7.4 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
     7.5 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
     7.6 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Parent dated July 17, 2008 and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each of the parties hereto.
     7.7 AP Disclosure Schedule. The disclosures in the AP Disclosure Schedule, and those in any supplement thereto, must relate only to those representations and warranties in the Section of the Agreement to which they expressly refer and not to any other representation or warranty in this Agreement.
     7.8 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any wholly owned Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
     7.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     7.10 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

     7.11 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
     7.12 Governing Law. This Agreement will be governed by the laws of the Republic of Singapore without regard to conflicts of laws principles unless otherwise explicitly stated differently in this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

“BUYER”:	DELTA DESIGN SINGAPORE PTE. LTD., formed pursuant to the laws of the Republic of Singapore
	By:	/s/ James A. Donahue
		Name:	James A. Donahue
		Title:	President & CEO

“GERMAN SELLER”:	DOVER GERMAN INTRA-GROUP SERVICE GMBH, a limited liability company formed pursuant to the laws of the Federal Republic of Germany
	By:	/s/ Peter J. Marshall
		Name:	Peter J. Marshall
		Title:	Attorney-in-fact

“US SELLER”:	DELAWARE CAPITAL FORMATION, INC., a Delaware corporation
	By:	/s/ Peter J. Marshall
		Name:	Peter J. Marshall
		Title:	Attorney-in-fact

“COMPANY”:	DOVER GLOBAL TRADING PTE. LTD., formed pursuant to the laws of the Republic of Singapore
	By:	/s/ Peter J. Marshall
		Name:	Peter J. Marshall
		Title:	Attorney-in-fact

“PARENT”:	DOVER ELECTRONIC TECHNOLOGIES, INC., a Delaware corporation
	By:	/s/ Peter J. Marshall
		Name:	Peter J. Marshall
		Title:	Vice President & CFO

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